Exhibit 4.12

WARRANT

THESE WARRANTS WILL EXPIRE AND BECOME NULL AND VOID AT 4:30 P.M. (NEW ORK TIME) ON THE EXPIRY DATE (as defined herein) OR SUCH EARLIER DATE AS PROVIDED FOR HEREIN.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) OCTOBER 17, 2023, AND (II) THE DATE THE ISSUER BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. Securities Act”) OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. Securities Act AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE AS THE CORPORATION MAY REQUIRE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

FIREFLY NEUROSCIENCE, INC.
(Incorporated under the laws of Delaware)

WARRANT CERTIFICATE	58,593 Warrants

NO. 2023A-11

THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED,

BMO Nesbitt Burns ITF 365-34500-27

(the “holder”) is entitled to exercise these common share purchase warrants (the “Warrants”) and acquire, upon and subject to the terms and conditions hereinafter set forth, at any time and from time to time until 4:30 p.m. (New York time) (the “Expiry Time”) on the date that is 3 years from the date of issuance (the “Expiry Date”), one common share (a “Common Share”) of Firefly Neuroscience, Inc. (the “Corporation”) for each Warrant represented hereby at and for a price of USD$2.56 per Common Share.

1.	Subject to paragraph 4, the right to acquire Common Shares hereunder may only be exercised during the period herein specified by:

(a)	completing, in the manner indicated, and executing the exercise form attached as Schedule “A” for that number of Common Shares which the holder is entitled and wishes to purchase;

(b)	surrendering this Warrant certificate to the Corporation at its Canadian corporate office at Suite 1250, 639 – 5th Ave. SW, Calgary, Alberta T2P 0M9; and

(c)	paying the appropriate Exercise Price for the Common Shares subscribed for either by cash or certified cheque payable at par to or to the order of the Corporation.

2.

Upon surrender and payment as aforesaid, the Corporation will, subject to the terms hereof, issue to the person or persons named in the exercise form the number of Common Shares subscribed for and such person or persons will be shareholders of the Corporation in respect of the Common Shares comprising a portion of such Common Shares as at the date of surrender and payment. As soon as practicable after surrender of the certificate and payment of the Exercise Price, the Corporation will mail to such person or persons, at the address or addresses specified in the exercise form, a certificate or certificates evidencing the Common Shares subscribed for. If the holder exercises these Warrants for a lesser number of Common Shares than the number of Common Shares referred to above, the holder shall be entitled to receive a new Warrant certificate (substantially in the form hereof) in respect of the Common Shares that might have been subscribed for hereunder but which were not then purchased by the holder. In no event shall fractional Common Shares be issued in connection with the exercise of these Warrants.

3.	Subject to the conditions set forth in subsection 4 below, these Warrants are exercisable at any time and from time to time upon payment in the manner and at the place provided for above.

4.

If these Warrants are stolen, lost, mutilated or destroyed the Corporation may, on such reasonable terms as to indemnity or otherwise as it may impose, deliver replacement Warrants of like denomination, tenor and date as the Warrants so stolen, lost, mutilated or destroyed.

5.	These Warrants shall not entitle the holder to any rights whatsoever as a shareholder of the Corporation prior to the exercise thereof.

6.	The number of Common Shares purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in the events and in the manner provided for below.

(a)	If and whenever at any time from the date hereof the Corporation shall:

(i)	subdivide, redivide or change its outstanding Common Shares into a greater number of shares; or

(ii)	reduce, combine or consolidate its outstanding Common Shares into a smaller number of shares;

the number of Common Shares obtainable under each Warrant shall be adjusted immediately after the effective date of such subdivision, redivision, change, reduction, combination or consolidation, by multiplying the number of Common Shares theretofore obtainable on the exercise of such Warrant by a fraction of which the numerator shall be the total number of Common Shares outstanding immediately after such date and the denominator shall be the total number of Common Shares outstanding immediately prior to such date. The Exercise Price shall also be amended proportionately such that the aggregate Exercise Price payable upon exercise of the Warrants remains unchanged. The foregoing adjustments shall be made successively whenever any event referred to in this subsection 8(a) shall occur.

(b)

If and whenever at any time from the date hereof there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in subsection 8(a) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, a holder shall be entitled to receive and shall accept, in lieu of the number of Common Shares originally sought to be acquired by it, the number of shares, share purchase warrants or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation, arrangement or consolidation, or to which such sale or conveyance may be made, as the case may be, that such holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares originally sought to be acquired by it and to which it was entitled to acquire upon the exercise of the Warrants.

(c)

The adjustments provided for in this paragraph 8 in the number of Common Shares and classes of securities which are to be received on the exercise of Warrants are cumulative. After any adjustment pursuant to this paragraph 8, the term “Common Shares” where used in this agreement shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this paragraph 8, the holder is entitled to receive upon the exercise of its Warrants, and the number of Common Shares indicated by any exercise made pursuant to an Warrant shall be interpreted to mean the number of Common Shares or other property or securities a holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this paragraph, upon the full exercise of an Warrant.

(d)

If a dispute shall at any time arise with respect to adjustments provided for herein, such dispute shall be conclusively determined by the Corporation’s auditors (except in cases where any determination relating to adjustments is to be made by the board of directors of the Corporation), or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors and any such determination shall be binding upon the Corporation and the holder.

(e)

As a condition precedent to the taking of any action that would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Common Shares that are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all of the Common Shares that the holders of Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(f)

In any case in which the terms of these Warrants shall require that an adjustment become effective as of a particular time, the Corporation may defer, until such time, issuing to the holder in respect of any Warrants exercised after the record date for the event giving rise to the adjustment and before such time the kind and amount of shares, common share purchase warrants, other securities or property to which the holder would be entitled upon such exercise by reason of the relevant adjustment, provided, however that the Corporation shall deliver to the holder an appropriate instrument evidencing such holder’s right, upon the occurrence of any event requiring the adjustment, to the relevant adjustment.

(g)

At least 10 days prior to the effective date or record date, as the case may be, of any event which requires or might require an adjustment in any attribute of these Warrants, including the Exercise Price and the number of Common Shares that are purchasable upon the exercise thereof, the Corporation shall give notice to the holder of the particulars of such event and, if determinable, the required adjustment. In case any adjustment is not then determinable, the Corporation shall promptly after such adjustment is determinable give notice to the holder of the adjustment.

7.

On the happening of each and every event referred to above that gives rise to an adjustment, the applicable provisions of these Warrants shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

8.

The Corporation represents and warrants that it is duly authorized to create and deliver these Warrants and to issue the Common Shares, that may be issued hereunder and that these Warrants, when signed by the Corporation as herein provided, will be a valid obligation of the Corporation enforceable against the Corporation in accordance with the provisions hereof. The Corporation hereby covenants and agrees that, subject to the provisions hereof, it will cause the Common Shares from time to time duly subscribed for and purchased in the manner herein provided, and the certificates evidencing such Common Shares, to be duly issued and delivered, and that at all times while these Warrants remain outstanding, it shall have sufficient authorized capital to satisfy its obligations hereunder should the holder determine to exercise the right in respect of all of the Common Shares for the time being purchasable pursuant to these Warrants. Certificates for Common Shares issued upon the exercise of these Warrants may bear such legend or legends as to transfer as may be considered necessary by the Corporation and its counsel, acting reasonably. All Common Shares issued upon the exercise of the right of purchase herein provided (upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof), shall be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

9.

The Corporation agrees that the electronic signature of the authorized signatory of the Corporation included in this Warrant Certificate is intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means that any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. Delivery of an executed copy of the Warrant Certificate by electronic transmission constitutes valid and effective delivery.

10.	Time shall be of the essence hereof.

11.	These Warrants shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States of America applicable therein.

12.	These Warrants shall not be valid for any purpose whatsoever until signed by the Corporation.

IN WITNESS WHEREOF the Corporation has caused these Warrants to be executed by its duly authorized officer.

DATED as of the 17th day of October, 2023.

FIREFLY NEUROSCIENCE, INC.

Per:

SCHEDULE “A”

EXERCISE FORM

TO:	FUTUREWELL HOLDINGS LTD.

The undersigned holder of the within Warrants hereby subscribes for _________________ Common Shares in the capital of Firefly Neuroscience, Inc. and hereby makes payment of the exercise price for the said number of Common Shares.

The undersigned hereby directs that the Common Shares hereby subscribed for be issued and delivered as follows:

Name in Full	Address in Full	Number of Common Shares

(Please state full names in which share certificates are to be issued, stating whether Mr., Mrs., Ms. or Miss.)

DATED this ____ day of __________________, 20__.

(Signature of Holder)

Schedule A